NEWS RELEASE



For Immediate Release      September 22, 1998

Contacts:     John K. Keach, Jr.                      Lawrence E. Welker
              President/CEO                           Executive Vice President
              (812) 376-3323 (AM)                     Chief Financial Officer
              (812) 523-7316 (PM)                     (812) 523-7308





                       HOME FEDERAL BANCORP ANNOUNCES
                          STOCK REPURCHASE PROGRAM


(Seymour, IN) -- Home Federal Bancorp (the "Corporation") announced today that the Board of Directors has approved the repurchase, from time to time, on the open market of up to 5% of the Corporation's outstanding shares of common stock, without par value ("Common Stock"), or 257,114 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin immediately.

According to John K. Keach, Jr., President of the Corporation, the Board believes that the Corporation's shares are currently undervalued by the market and that open market purchases will have the potential effect of enhancing the book value per share and the potential to enhance growth in earnings per share of the Corporation's remaining outstanding shares.

Home Federal Bancorp (NASDAQ NMS Symbol "HOMF"), an Indiana corporation,  is the
holding   company  of  Home  Federal   Savings  Bank,  a  federal  savings  bank
headquartered in Seymour, Indiana.

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